Exhibit 99.2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Transmit your instructions by 11:59 P.M. ET on 02/26/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/26/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors of Western Gas Partners, LP’s general partner recommends you vote FOR
proposals 1 and 2.		For	Against	Abstain

1	To approve the Contribution Agreement and Agreement and Plan of Merger, dated as of November 7, 2018 (the Merger Agreement), by and among Anadarko Petroleum Corporation, Anadarko E&P Onshore LLC, Western Gas Equity Partners, LP (WGP), Western Gas Equity Holdings, LLC, Western Gas Partners, LP (WES), Western Gas Holdings, LLC, Clarity Merger Sub, LLC (Merger Sub), WGR Asset Holding Company LLC, WGR Operating, LP, Kerr-McGee Gathering LLC, Kerr-McGee Worldwide Corporation, APC Midstream Holdings, LLC, and Delaware Basin Midstream, LLC, a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this proxy card, and the transactions contemplated thereby, including the merger of Merger Sub with and into WES, with WES continuing as the surviving entity and a subsidiary of WGP (the Merger); and	☐	☐	☐

2	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting.	☐	☐	☐

NOTE: The units of WES represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned unitholder(s). If no direction is made, this proxy will be voted FOR proposals 1 and 2; provided, however, that if a direction is made to vote AGAINST proposal 1 and no direction is made for proposal 2, this proxy will not be voted FOR proposal 2, which will have the same effect as a vote AGAINST proposal 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SHARES
CUSIP #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date	SEQUENCE #

0000393323_1 R1.0.1.17	02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

WESTERN GAS PARTNERS, LP Special Meeting of Unitholders February 27, 2019 8:00 AM This proxy is solicited by the Board of Directors of Western Gas Partners, LP’s general partner

The unitholder(s) of WESTERN GAS PARTNERS, LP hereby appoint(s) Robin H. Fielder, Jaime R. Casas and Philip H. Peacock, and each of them, as proxies, with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the units of WESTERN GAS PARTNERS, LP that the unitholder(s) is/are entitled to vote at the Special Meeting of Unitholders to be held at 8:00 AM, Central Time on February 27, 2019, at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR proposals 1 and 2; provided, however, that if a direction is made to vote AGAINST proposal 1 and no direction is made for proposal 2, this proxy will not be voted FOR proposal 2, which will have the same effect as a vote AGAINST proposal 2.

If you submit your proxy by the internet or telephone, DO NOT return your proxy card.

Please mark, sign and date your proxy card and promptly return it using the enclosed postage-paid envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

0000393323_2    R1.0.1.17